UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

CATCHMARK TIMBER TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 858-9794

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2020, the Board of Directors (the “Board”) of CatchMark Timber Trust, Inc. (the “Company”) unanimously adopted Amendment No. 1 (the “Amendment”) to the Amended and Restated Bylaws of the Company (the “Bylaws”), which became effective immediately upon approval by the Board. The Amendment revises Article XIII to allow stockholders of the Company the right to alter or repeal existing bylaws and the ability to adopt new bylaws with approval by a majority of the votes entitled to be cast on the matter. Prior to the adoption of the Amendment, only the Board had the power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws, except with respect to amendments of Article XIV.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is included as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
 (d) Exhibits:

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated Bylaws of CatchMark Timber Trust, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: January 30, 2020	By:	/s/ Brian M. Davis
Brian M. Davis Chief Executive Officer and President